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                                                                    Exhibit 99.1

               The Burlington Northern Santa Fe Railway Company


                                  Fact Sheet
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Franchise Facts

 . BNSF operates one of the largest rail systems in North America with over 34,000 route miles of track in 28 states and two Canadian provinces.

 .  BNSF operates an average of 1,300 freight trains per day.

 .  BNSF serves all major ports on the West Coast and the Gulf of Mexico.

 . BNSF has the rail industry's premier route between Southern California and Chicago (2,214 miles to L.A.), the shortest route between the Pacific Northwest and Chicago (2,218 miles to Seattle), and the only single-line service route between Southern California and the Southeast.

 . More than 85 percent of BNSF's Chicago to Southern California transcontinental route is double tracked.

 . BNSF has about 5,000 locomotives (3,800 of which are road units), and 98,000 rail cars.

 . BNSF has one of the newest locomotive fleets in the industry, having acquired 1,400 new locomotives since 1996 (more than 35 percent of the road fleet). The new locomotives provide increased horsepower, greater fuel efficiency and decreased emissions.

 . BNSF's service performance has averaged more than 90 percent on time, systemwide, year to date.

 . BNSF has one of the largest computer systems in the world to control and manage the 5,000 locomotives, 200,000 rail cars and 1,300 trains that travel over its system 24-hours a day.

 .  BNSF employs approximately 43,000 people.